Exhibit 99.1

Octave Announces Third Quarter 2026 Financial Results
•Total revenue of $415 million, an increase of 6% year over year and 6% on an Organic Constant Currency basis
•Recurring revenue of $291 million, an increase of 5% year over year and 5% on an Organic Constant Currency basis
•Annualized recurring revenue (“ARR”) of $1,171 million, an increase of 7% year over year
•Cash flow from operations of $95 million and Free cash flow of $65 million

HUNTSVILLE, Alabama, November 12, 2026 -- Octave Intelligence plc (Nasdaq New York: OCTV and Nasdaq Stockholm: OCTV SDB) today announced financial results for the third quarter of 2026, ended September 30, 2026.

“Our third quarter results were in line with our expectations, and we remain on track to achieve our outlook for the full year. ARR grew 7% over the prior year to $1.17 billion, and SaaS revenue grew 18%, as we continue our focused shift toward recurring revenue. Product innovation and go-to-market improvements continued to gain traction this quarter, and we’re carrying that momentum into the fourth quarter,” said CEO Mattias Stenberg.

“Additionally, our Board of Directors recently approved a $200 million share repurchase program, a decision that reflects its confidence in our company strategy, medium-term financial targets, and ability to grow free cash flow.”

Third Quarter 2026 Financial Highlights and Key Business Metrics:

USD millions, except EPS and percentages	Q3 2026	Q3 2025
Total revenue	$415	$393
Annualized recurring revenue (ARR)	$1,171	$1,090
Income (loss) from operations	$56	$33
Operating margin	13%	8%
Adjusted income from operations	$116	$106
Adjusted operating margin	28%	27%
Net income (loss)	$59	$14
Adjusted net income	$86	$87
Earnings per share	$0.22	$0.05
Adjusted earnings per share	$0.32	$0.32
Cash flow from operations	$95	$102
Cash flow from operations margin	23%	26%
Free cash flow	$65	$64
Free cash flow margin	16%	16%

Recent Business Highlights
•In November, Octave announced the acquisition of Cerebre, a U.S.-based software company that transforms fragmented engineering schematics, plant data and engineering knowledge into a connected plant model. Combining Octave’s engineering record and Cerebre’s plant model will strengthen industrial AI use cases and has high-growth potential in brownfield facilities where plant data remains largely disconnected.
•In November, Octave announced the launch of Attune Facilities, a cloud-based facilities management solution for organizations managing multiple sites. Octave Attune Facilities includes AI tools to help facilities teams operate more efficiently across complex, multi-site environments.
•In October, Octave released a new version of Alto, the company’s geospatial solution that powers 2D / 3D / 4D visualization, analytics, data fusion, digital twins and real-time operations. The latest release brings live drone and camera video directly onto 2D maps and 3D terrain, so operators not only see what a camera sees but can also access all the critical geospatial information attached to that camera’s view.
•In October, Octave was the only company named a Leader in both the ARC Advisory Group’s MarketMap for Enterprise Asset Management and the MarketMap for Digital Worker Technologies for Manufacturing. ARC also classified Octave as a Transformation Pioneer in Enterprise Asset Management (EAM).
•In September, Octave released a new research report on industrial workforce trends. The report surveyed more than 750 industrial leaders and found that widespread retirements and workforce shortages continue to present challenges to fill key roles and capture legacy expertise, all while AI is reshaping what the future workforce will look like, and the skills needed to succeed.

Share Repurchase
Octave today announced that its Board of Directors has approved a share repurchase program covering purchases of its Octave Class B Ordinary Shares, which are listed on the Nasdaq Global Select Market, and Swedish Depository Receipts for its Octave Class B Ordinary Shares (“Octave SDRs”), which are listed on Nasdaq Stockholm (the “Program”).

The principal terms of the Program are:
•The purpose of the Program is to offset dilution resulting from equity-based compensation and provide flexibility for additional repurchases as part of Octave’s capital-allocation strategy.
•Purchases may be made from and including November 13, 2026, and continue through the end of 2029, unless the Program is completed or terminated earlier in accordance with applicable law.
•Octave may acquire up to 10,750,000 Octave Class B Ordinary Share equivalents, consisting of Octave Class B Ordinary Shares purchased directly and/or Octave SDRs, with each SDR counting as one Octave Class B Ordinary Share equivalent, for aggregate consideration of up to $200,000,000. Purchases in both markets together may not exceed either aggregate limit.
•Octave Class B Ordinary Shares may be acquired in open-market or privately negotiated transactions or by other means as permitted by applicable securities laws. Octave SDRs may be acquired on Nasdaq Stockholm in accordance with Nasdaq Stockholm’s Rule Book for Issuers on the Main Market and with observance of its price limitations set out therein. All purchases will be made in cash.

The timing, amount and allocation of purchases between the two markets will depend on market conditions, applicable legal requirements and other considerations. The Program does not require Octave to acquire the full authorized amount. Any suspension, modification or termination may be undertaken in Octave’s discretion, subject to applicable law.

As of the date hereof, Octave holds zero Class A Ordinary Shares and zero Octave Class B Ordinary Shares as treasury shares and holds zero Octave SDRs. Octave has 11,025,000 Class A Ordinary Shares and 257,412,788 Octave Class B Ordinary Shares issued, of which a portion are represented by Octave SDRs.

Fourth Quarter and Full Year 2026 Guidance

Octave is providing fourth quarter guidance and its full year 2026 outlook, including expectations for certain key business metrics as set out below.

USD millions, except percentages

	Q4 2026	Full Year 2026
Total revenue	$440 - $460	$1,640 - $1,660
Annualized recurring revenue (ARR)	N/A	$1,185 - $1,205
Total revenue growth y/y (organic, constant currency)	(2) - 2%	0.5 - 2%
ARR growth y/y (organic, constant currency)	N/A	6 - 8%
Recurring revenue	$292 - $297	$1,145 - $1,150
Recurring revenue growth y/y (organic, constant currency)	5 - 6%	5.5 - 6%
Adjusted Operating Margin	31 - 32%	~30%
Free Cash Flow Margin	N/A	~20%
Reconciliations of the forecasts of Adjusted operating margin, Free cash flow margin, and organic constant currency growth to the most directly comparable U.S. GAAP measures have not been provided because they cannot be prepared without unreasonable effort. See the section entitled “Explanation of Non-GAAP Financial Measures” and the reconciliation of GAAP measures to non-GAAP measures at the end of this release. Assumptions underlying our guidance include continued customer retention consistent with historical experience, successful execution of cross-selling and upselling initiatives, ongoing SaaS adoption (including the migration of certain maintenance and license-based offerings), and no material adverse changes in macroeconomic conditions or end-market demand. See “Forward-Looking Statements” for additional assumptions.

Conference Call Information

Octave will host a conference call today, November 12, 2026, to discuss its results at 8:00 a.m. Eastern time. The call will be available live via webcast on Octave’s website at https://investors.octave.com. A webcast replay of the event will also be available at https://investors.octave.com.

Date: November 12, 2026
Time: 8:00 a.m. ET; 14:00 CET

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. All statements other than statements of historical fact, including, without limitation, statements regarding our financial guidance, expected revenue, annualized recurring revenue, recurring revenue, Adjusted operating margin, Adjusted net income per share, weighted average shares outstanding, Free Cash Flow margin, free cash flow, future financial position, results of operations, business strategy, budgets, projected costs, the timing, amount, funding and expected benefits of repurchases under our share repurchase program, the integration of Cerebre and the expected financial, operational, technical, and other benefits of the acquisition, plans and objectives of management for future operations, are forward-looking statements. Use of words such as “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “seeks,” “intends,” “anticipates,” “continues,” “forecasts,” “target,” “outlook,” “objective,” “goal” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance.

Forward-looking statements are based on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short- and long-term business operations and objectives and financial needs, and on a number of assumptions. Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, among other things, customer demand for our software solutions, subscription license activity, SaaS adoption, pricing and packaging initiatives, macroeconomic conditions, our ability to identify, consummate and successfully integrate strategic acquisitions, our ability to successfully operate as an independent public company following the spin-off from Hexagon, the timing and costs associated with separation-related activities, our ability to generate sufficient cash flows and comply with the terms of our indebtedness, our ability to execute our growth strategies, and other risks and uncertainties included under the section titled “Risk Factors” in the Information Statement attached as Exhibit 99.1 to Octave’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 12, 2026 available on our investor relations website at investors.octave.com and on the SEC website at www.sec.gov. Additional information regarding these risks and uncertainties will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2026, including under “Risk Factors,” and in other documents we file with the SEC. All information provided in this press release and in the attachments is as of November 12, 2026. You should not rely upon forward‑looking statements as predictions of future events. We cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward‑looking statements will be achieved or occur, including any expected or targeted financial or operating results. Moreover, except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward‑looking statements. Except as required by law, we undertake no obligation to update publicly any forward‑looking statements for any reason after the date of this press release to conform these statements to actual results or to changes in our expectations.

Investor Relations Contact
Elizabeth Chwalk, VP, Investor Relations, elizabeth.chwalk@octave.com
investors@octave.com

This information is information that Octave Intelligence plc is obliged to make public pursuant to the EU Market Abuse Regulation. The information was submitted for publication, through the agency of the contact person set out above, at 13:00 CET on 12 November 2026.

Media: media@octave.com

###

OCTAVE INTELLIGENCE PLC
Condensed Consolidated Balance Sheets (Unaudited)
In thousands (except per share amounts)

	As of
	September 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$296,993	$156,069
Accounts receivable, net	366,935	400,686
Prepaids and other current assets	93,727	100,008
Total current assets	757,655	656,763
Property and equipment, net	23,213	54,642
Operating lease right-of-use assets	54,237	50,605
Goodwill	4,553,153	6,221,366
Intangible assets, net	1,144,226	1,649,408
Deferred income taxes	23,620	29,903
Other noncurrent assets	45,531	33,564
Total assets	$6,601,635	$8,696,251
LIABILITIES
Current liabilities:
Accounts payable	$48,704	$48,765
Accrued compensation	99,300	113,532
Deferred revenue	419,913	380,612
Operating lease liabilities	15,512	15,683
Other current liabilities	123,056	94,282
Total current liabilities	706,485	652,874
Long-term debt	518,477	—
Operating lease liabilities - noncurrent	40,665	36,770
Deferred income taxes	151,073	269,152
Other noncurrent liabilities	37,963	59,820
Total liabilities	1,454,663	1,018,616
EQUITY
Preferred shares, $0.01 par value; 1,000,000 shares authorized; no shares issued	—	—
Class A Ordinary Shares, $0.01 par value; 4,500,000 shares authorized	110	—
Class B Ordinary Shares, $0.01 par value; 4,500,000 shares authorized	2,574	—
Additional paid-in-capital	6,791,452	—
Net investment by Hexagon	—	7,749,558
Retained earnings	(1,570,916)	—
Accumulated other comprehensive loss	(76,248)	(71,923)
Total equity	5,146,972	7,677,635
Total liabilities and equity	$6,601,635	$8,696,251

OCTAVE INTELLIGENCE PLC
Condensed Consolidated Statements of Operations (Unaudited)
In thousands (except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue:
Subscription licenses	$74,486	$70,457	$219,397	$218,271
SaaS	91,431	77,636	263,325	216,484
Maintenance subscription	124,672	127,982	369,860	367,486
Subscriptions	290,589	276,075	852,582	802,241
Licenses	34,060	35,362	108,289	128,984
Subscriptions and licenses	324,649	311,437	960,871	931,225
Services and other	90,673	81,874	239,366	258,231
Total revenue	415,322	393,311	1,200,237	1,189,456
Cost of revenue:
Cost of subscriptions and licenses	37,176	45,718	120,942	126,926
Cost of services and other	64,829	52,258	162,649	177,526
Total cost of revenue	102,005	97,976	283,591	304,452
Gross profit	313,317	295,335	916,646	885,004
Operating expenses:
Research and development	56,228	46,423	158,292	136,267
Sales and marketing	103,240	100,900	299,733	287,441
General and administrative	45,355	44,813	127,416	124,672
Amortization of intangible assets	48,337	39,642	135,900	115,279
Other operating expense (income), net	4,144	30,953	2,145,583	17,977
Total operating expenses	257,304	262,731	2,866,924	681,636
Income (loss) from operations	56,013	32,604	(1,950,278)	203,368
Other income (expense), net	22,651	(16,049)	26,753	(15,838)
Interest expense, net	(5,071)	—	(6,828)	—
Income (loss) before income tax	73,593	16,555	(1,930,353)	187,530
Provision (benefit) for income taxes	14,581	2,418	(66,068)	38,739
Net income (loss)	$59,012	$14,137	$(1,864,285)	$148,791

Earnings per share
Basic	$0.22	$0.05	$(6.94)	$0.55
Diluted	$0.22	$0.05	$(6.94)	$0.55
Weighted average ordinary shares outstanding
Basic	268,438	268,438	268,438	268,438
Diluted	268,477	268,438	268,438	268,438

OCTAVE INTELLIGENCE PLC
Condensed Consolidated Statements of Cash Flows (Unaudited)
In thousands

	Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities:
Net income (loss)	$(1,864,285)	$148,791
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	144,172	124,308
Stock-based compensation expense	14,230	12,286
Deferred income taxes	(89,548)	(2,533)
Impairment charges	2,134,660	—
Remeasurement of contingent consideration reserves	(2,622)	(23,535)
Loss on divestitures, net	—	16,578
Gain on sale of buildings	(25,946)	—
Restructuring charges	(10,687)	33,195
Other	607	1,610
Changes in assets and liabilities, net of effect from acquisitions:
Accounts receivable	31,340	17,728
Prepaids and other current assets	4,131	(4,314)
Accounts payable	(2,076)	(4,745)
Accrued compensation	(14,232)	(3,869)
Deferred revenue	14,165	17,490
Other assets and liabilities	2,346	17,539
Net cash provided by operating activities	336,255	350,529
Cash flows from investing activities:
Purchases of property and equipment	(7,468)	(6,087)
Capitalization of software development costs	(88,309)	(101,810)
Acquisitions, net of cash acquired	(11,115)	(16,751)
Purchases of investments	(15,000)	—
Proceeds from divestitures	—	57,049
Proceeds from sale of buildings	57,250	—
Other	(3,985)	(3,051)
Net cash used in investing activities	(68,627)	(70,650)
Cash flows from financing activities:
Proceeds from issuance of term loans	524,420	—
Proceeds from revolving credit facility	149,070	—
Repayment of revolving credit facility	(148,944)	—
Debt issuance costs	(3,779)	—
Net transfers to Hexagon	(16,048)	(273,854)
Cash payment to Hexagon in connection with the Distribution	(625,000)	—
Payment of contingent consideration	(606)	—
Proceeds from other short-term borrowings	22,903	—
Repayments of other short-term borrowings	(23,071)	—
Net cash used in financing activities	(121,055)	(273,854)
Effect of foreign exchange rate changes on cash and cash equivalents	(5,649)	5,886
Net increase in cash and cash equivalents	140,924	11,911
Cash and cash equivalents at beginning of period	156,069	97,214
Cash and cash equivalents at end of period	$296,993	$109,125

Supplemental cash flow information:
Income taxes paid, net of refunds	$23,711	$7,979
Interest paid	$6,989	$—

DEFINITIONS OF KEY BUSINESS METRICS
We believe the presentation of key business metrics provides incremental useful information to investors regarding our results of operations. To the extent material, we disclose below the additional purposes, if any, for which our management uses these key business metrics. Our key business metrics may vary significantly from period-to-period for reasons unrelated to our operating performance and may differ from similarly titled measures presented by other companies. These metrics are based on management calculations derived from available operational data.
Recurring revenue includes monthly subscription licenses, SaaS-based subscriptions and maintenance subscriptions.
Annualized Recurring Revenue (“ARR”) is a key business metric we use to evaluate the scale and growth of our business as well as to assist in the evaluation of underlying trends in our business. ARR represents the annualized value of recurring revenue from our subscription licenses, SaaS-based subscriptions and maintenance subscriptions. It excludes revenue from perpetual software licenses, non-recurring services and other revenues. The Company calculates ARR as the sum of: (i) the annualized value of monthly recurring revenue recognized from SaaS-based subscriptions and maintenance subscriptions in the last month of the most recently completed quarter, plus (ii) the annualized value of recurring revenue recognized from subscription licenses in the most recently completed quarter.
EXPLANATION OF NON-GAAP FINANCIAL MEASURES
Below are definitions and reconciliations of certain non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP. Management believes that, when considered together with reported amounts, these measures are useful to investors and management in understanding our ongoing operations and in the analysis of ongoing operating trends. Management believes these non-GAAP financial measures provide investors with a more meaningful measure of company performance period-to-period, align the measures to how management evaluates performance internally, and make it easier for investors to compare our performance to peers. These measures should be considered in addition to, and not as replacements for, the most directly comparable U.S. GAAP measure. The non-GAAP financial measures we use are as follows:
Adjusted Income from Operations—Income (Loss) from Operations
Adjusted income from operations is defined as Income (loss) from operations adjusted for amortization of acquired intangibles; amortization of developed technologies; stock-based compensation expense; impairment charges; acquisition costs and charges; restructuring charges; stand-up costs; and select other non-recurring items.
Adjusted Operating Margin—Operating Margin
Adjusted operating margin is defined as Adjusted income from operations divided by revenue.
Adjusted Net Income—Net Income (Loss)
Adjusted net income is defined as Net income (loss) adjusted for amortization of acquired intangibles; amortization of developed technologies; stock-based compensation expense; impairment charges; acquisition costs and charges; restructuring charges; stand-up costs; select other non-recurring items; and a corresponding adjustment to income tax expense for the impact of these adjustments.
Adjusted Earnings per share—Earnings per share
Adjusted earnings per share is defined as Adjusted net income divided by the weighted-average number of ordinary shares outstanding during the period, presented on a diluted basis.

Free Cash Flow—Cash Flow from Operations
Free cash flow is defined as cash flow from operations net of capital expenditures, including purchases of property and equipment and capitalization of software development costs. These expenditures consist primarily of facility improvements, office equipment, computer equipment, and software development costs. We believe that free cash flow, in conjunction with cash from operations, is a useful measure of liquidity since capital expenditures are a necessary component of ongoing operations. Free cash flow is not a measure of cash available for discretionary expenditures.
Free Cash Flow Margin—Cash Flow from Operations Margin
Free cash flow margin is defined as free cash flow divided by revenue.
Description of Adjustments
Amortization of acquired intangibles and amortization of developed technologies are non-cash expenses that are impacted by the timing and magnitude of our acquisitions and additions to developed technologies. We believe the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to the performance of other companies in our industry.
Stock-based compensation expense is a non-cash expense relating to equity-based awards issued to executive officers, employees and outside directors, including restricted share units and performance share units. We believe the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to the performance of other companies in our industry.
Impairment charges are non-cash expenses related to long-lived assets for which it was determined the carrying value of such assets was partially or fully unrecoverable. We believe the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to the performance of other companies in our industry.
Acquisition costs and charges are direct costs of potential and completed acquisitions and expenses related to acquisition integration activities, including transaction fees, due diligence costs, severance and professional fees. Subsequent adjustments to our initial estimated amount of contingent consideration associated with specific acquisitions are also included within acquisition costs and charges. The occurrence and amount of these costs and charges varies depending on the timing and size of acquisitions and subsequent adjustments to our initial estimated amount of contingent consideration. We believe the assessment of our operations excluding these costs and charges is relevant to our assessment of internal operations and comparisons to the performance of other companies in our industry.
Restructuring charges include excess facility restructuring costs; impairment and accretion expenses related to the lease assets of exited facilities; sublease income from previously impaired facilities; severance charges resulting from employee reduction actions; and third-party professional consulting fees related to modifications of our business strategy. These charges vary in size based on restructuring plans and duration. We believe the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to the performance of other companies in our industry.
Stand-up costs include expenses associated with the Distribution and stand-up of functions required to operate as a standalone public entity. These costs primarily relate to system implementation expenses, legal and consulting costs, development of our brand and other matters. We believe the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to the performance of other companies in our industry.
Other non-recurring items include selected gains, costs and charges that do not naturally conform to one of the adjustments above, including the gain on the sale of our corporate headquarters, losses on divestitures of non-core businesses and certain litigation matters net of expected insurance recoveries. We believe the assessment of our operations excluding these gains, costs and charges is relevant to our assessment of internal operations and comparisons to the performance of other companies in our industry.

Income tax adjustments include the tax impact of the items excluded from Adjusted net income, which is calculated by applying the statutory tax rates in the respective jurisdictions to each of the pre-tax transaction accounting adjustments.

We use these non-GAAP financial measures, and we believe that they assist our investors, to make period-to-period comparisons of our operational performance because they provide a view of our operating results and cash flows without items that are not, in our view, indicative of our core operating results. We believe that these non-GAAP financial measures, when used in conjunction with the most comparable U.S. GAAP measure, help illustrate underlying trends in our business, and we use the measures to establish budgets and operational goals (communicated internally and externally) for managing our business and evaluating our performance. We believe that providing non-GAAP financial measures also affords investors a view of our operating results and cash flows that may be more easily compared to the results of other companies in our industry that use similar financial measures to supplement their U.S. GAAP results.
The items excluded from the non-GAAP financial measures often have a material impact on our financial results, certain of those items are non-recurring, and other such items often recur. Accordingly, the non-GAAP financial measures included herein should be considered in addition to, and not as a substitute for or superior to, the comparable measures prepared in accordance with U.S. GAAP. The following tables reconcile each of these non-GAAP financial measures to its most closely comparable U.S. GAAP measure on our financial statements.
Guidance for adjusted financial measures excludes amortization of acquired intangibles, amortization of developed technologies, stock-based compensation expense, impairment charges, acquisition costs and charges, restructuring charges, stand-up costs, other non-recurring items and related tax impacts.
Octave has not provided forecasts of the most directly comparable U.S. GAAP measures because certain items required to calculate those U.S. GAAP measures cannot be reasonably predicted without unreasonable effort. With respect to Adjusted operating margin, the Company is unable to reasonably predict future impairment charges, restructuring charges, acquisition costs and charges, stand-up costs, and other non-recurring items without unreasonable effort. With respect to Free cash flow margin, the Company is unable to reasonably predict future operating cash flows without unreasonable effort. With respect to organic constant currency growth, the Company is unable to reasonably predict the future foreign exchange rates and the revenue contribution of acquisitions and divestitures without unreasonable effort. Accordingly, reconciliations of the forecasts of Adjusted operating margin, Free cash flow margin, and organic constant currency growth to the most directly comparable U.S. GAAP measures have not been provided. The excluded items are uncertain, depend on various factors, and could have a material impact on the corresponding measures calculated in accordance with U.S. GAAP.

NON-GAAP FINANCIAL MEASURES

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Income (loss) from operations	$56,013	$32,604	$(1,950,278)	$203,368
Amortization of acquired intangibles	20,598	18,814	57,385	55,702
Amortization of developed technologies	28,035	21,113	79,392	60,433
Stock-based compensation expense	7,527	5,484	14,230	12,286
Impairment charges	—	—	2,134,660	—
Acquisition costs and charges	—	(10,991)	(2,472)	(23,535)
Restructuring charges	419	38,843	5,771	42,883
Stand-up costs	3,121	285	5,625	641
Other non-recurring items	—	—	3,000	—
Adjusted income from operations	$115,713	$106,152	$347,313	$351,778

Operating margin	13%	8%	(162)%	17%
Amortization of acquired intangibles	5	6	5	5
Amortization of developed technologies	7	5	7	5
Stock-based compensation expense	2	1	1	1
Impairment charges	—	—	178	—
Acquisition costs and charges	—	(3)	—	(2)
Restructuring charges	—	10	—	4
Stand-up costs	1	—	—	—
Other non-recurring items	—	—	—	—
Adjusted operating margin	28%	27%	29%	30%

Net income (loss)	$59,012	$14,137	$(1,864,285)	$148,791
Amortization of acquired intangibles	20,598	18,814	57,385	55,702
Amortization of developed technologies	28,035	21,113	79,392	60,433
Stock-based compensation expense	7,527	5,484	14,230	12,286
Impairment charges	—	—	2,134,660	—
Acquisition costs and charges	—	(10,991)	(2,472)	(23,535)
Restructuring charges	419	38,843	5,771	42,883
Stand-up costs	3,121	285	5,625	641
Gain on sale of buildings	(25,946)	—	(25,946)	—
Other non-recurring items	—	16,243	3,000	16,578
Tax impacts	(7,205)	(17,379)	(137,367)	(35,353)
Adjusted net income	$85,561	$86,549	$269,993	$278,426

Earnings per share - diluted	$0.22	$0.05	$(6.94)	$0.55
Adjustments	0.10	0.27	7.95	0.48
Adjusted earnings per share - diluted	$0.32	$0.32	$1.01	$1.04
Weighted average ordinary shares outstanding - diluted	268,477	268,438	268,450	268,438

Cash flow from operations	$95,377	$102,011	$336,255	$350,529
Purchases of property and equipment	(2,373)	(2,547)	(7,468)	(6,087)
Capitalization of software development costs	(28,038)	(35,367)	(88,309)	(101,810)
Free cash flow	$64,966	$64,097	$240,478	$242,632

Operating cash flow margin	23%	26%	28%	29%
Purchases of property and equipment	(1)	(1)	(1)	(1)
Capitalization of software development costs	(6)	(9)	(7)	(8)
Free cash flow margin	16%	16%	20%	20%

Constant Currency
Constant currency is a non-GAAP financial measure that presents our revenue excluding the estimated effects of foreign currency exchange rate fluctuations. A significant amount of our operations is conducted in foreign currencies. As a result, the comparability of the financial results reported in U.S. dollars is affected by changes in foreign currency exchange rates. We use constant currency to evaluate the underlying performance of the business, and we believe it is helpful for investors to present operating results on a comparable basis period-over-period to evaluate our underlying performance.
In reporting period-over-period results, we calculate the effects of foreign currency fluctuations and constant currency information by translating current and prior period results on a functional currency basis to our reporting currency using the prior period average foreign currency exchange rates from which the transaction occurred.
Reconciliation of revenue to revenue in constant currency for the three and nine months ended September 30, 2026:

	Three Months Ended September 30, 2026					Nine Months Ended September 30, 2026
	Actual	Impact of Foreign Exchange at 2025 Rates	Constant Currency	% as Reported	Organic % CC growth	Actual	Impact of Foreign Exchange at 2025 Rates	Constant Currency	% as Reported	Organic % CC growth
Revenue:
Subscriptions	$290,589	$(650)	$291,239	5%	5%	$852,582	$10,897	$841,685	6%	6%
Licenses	34,060	(266)	34,326	(4)%	(3)%	108,289	2,147	106,142	(16)%	(17)%
Subscriptions and licenses	324,649	(916)	325,565	4%	4%	960,871	13,044	947,827	3%	3%
Services and other	90,673	4	90,669	11%	10%	239,366	4,100	235,266	(7)%	(1)%
Total revenue	$415,322	$(912)	$416,234	6%	6%	$1,200,237	$17,144	$1,183,093	1%	2%
Organic Constant Currency Growth—Revenue Growth

Organic Constant Currency growth presents period-over-period revenue growth excluding both the estimated effects of foreign currency exchange rate fluctuations (as described under Constant Currency above) and the impact of revenue attributable to businesses acquired or divested during the current or comparative period. We believe Organic Constant Currency growth is useful to investors because it presents revenue growth from our existing operations on a comparable basis period-over-period.